UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2019

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda	001-16625	98-0231912
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 Main Street
White Plains
New York	10606
(Address of principal executive offices)	(Zip code)
(914)	684-2800
(Registrant’s telephone number, including area code)
N.A. (Former name or former address, if changes since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	BG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

______________________________________________________________________________________________________

Item 2.05    Costs Associated with Exit or Disposal Activities
On August 13, 2019, Bunge Limited (“Bunge” or the “Company”) announced that it plans to relocate its global headquarters to the St. Louis, Missouri metropolitan area from its current headquarters location in White Plains, New York. The move, which is expected to be completed by no later than June 30, 2020, will combine the location of the Company’s global headquarters with its existing North American headquarters to leverage shared capabilities and enhance collaboration.

The Company currently expects to record pre-tax restructuring charges associated with this plan in the range of approximately $35 million to $45 million, with most of these costs expected to be recorded in fiscal year 2019. The restructuring charges are primarily expected to consist of $13 million to $23 million of cash severance, benefits, employee retention and other relocation costs, as well as approximately $22 million in facility exit costs, including non-cash impairment charges of $9 million related to leasehold improvement assets and $11 million related to right of use assets associated with our remaining cash lease obligations.

Item 2.06    Material Impairments
The information set forth in Item 2.05 of this Current Report on Form 8-K is incorporated by reference into this Item 2.06.

Item 8.01    Other Events
Bunge Limited issued a press release announcing the headquarters relocation on August 13, 2019, a copy of which is attached as Exhibit 99.1 and incorporated by reference herein.

Note on Forward-Looking Statements

The amounts described in this Current Report on Form 8-K represent the Company’s current best estimate of the range of anticipated costs to be incurred in connection with the global headquarters relocation. Additional costs may be recognized as additional actions are adopted and implemented. The statements contained herein, including those relating to our expectations regarding the expected costs related to the relocation and its expected timing, are or may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections regarding these matters. We have tried to identify these forward-looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions. These forward-looking statements include, among others, statements regarding the plan and related reductions in workforce, the aggregate charges for costs associated with the plan and the timing to recognize these charges.  These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could cause actual results to differ from these forward-looking statements: delays in and unanticipated costs associated with the relocation; loss of employee talent; potential business disruption; industry conditions, including fluctuations in supply, demand and prices for our products; competitive developments; the effects of weather conditions; global and regional agricultural, economic, financial and commodities market, political, social and health conditions; the outcome of pending regulatory and legal proceedings; changes in government policies, laws and regulations affecting our industry, including agricultural and trade policies, tax regulations and biofuels legislation; and other factors affecting Bunge’s business generally as described in Bunge’s periodic SEC filings. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit	Description
99.1	Press Release issued on August 13, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2019

BUNGE LIMITED

By:	/s/ Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Deputy General Counsel and Secretary